UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2024

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41956 (Commission File Number)	92-2303797 (I.R.S. Employer Identification No.)
4030 Henderson Blvd., Suite 712 Tampa, FL (Address of principal executive offices)	33629 (Zip Code)

(727) 446-6660
(Registrant’s telephone number, including area code)

Calculator New Pubco, Inc.

4221 W. Boy Scout Blvd., Suite 300

Tampa, FL 33607

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 9, 2024 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the registrant, Quantum FinTech Acquisition Corporation (“Quantum”), Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 2”), AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. The transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from “Calculator New Pubco, Inc.” to “AtlasClear Holdings, Inc.” (hereinafter referred to as “AtlasClear Holdings”).

Unless the context otherwise requires, the “Company” refers to the registrant, which is AtlasClear Holdings after the Closing, and Calculator New Pubco, Inc. prior to the Closing. All references herein to the “Board” refer to the board of directors of AtlasClear Holdings. Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, have the same meaning given to such terms in the final prospectus dated October 10, 2023, and filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 10, 2023 (as supplemented by Supplement No. 1 thereto dated October 31, 2023, the “Proxy Statement/Prospectus”), in the section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub 1 merged with and into Quantum, with Quantum continuing as the surviving corporation and a wholly-owned subsidiary of AtlasClear Holdings and (ii) Merger Sub 2 merged with and into AtlasClear, with AtlasClear continuing as the surviving corporation and a wholly-owned subsidiary of AtlasClear Holdings. Prior to the Closing, pursuant to the (i) Contribution Agreement (as defined in the Business Combination Agreement), AtlasClear received certain assets from Atlas FinTech and Atlas Financial Technologies Corp., a Delaware corporation, and (ii) Broker-Dealer Acquisition Agreement (as defined in the Business Combination Agreement), completed the acquisition of broker-dealer, Wilson-Davis & Co., Inc. (“Wilson-Davis”). In addition, at Closing, the Bank Acquisition Agreement (as defined in the Business Combination Agreement), pursuant to which AtlasClear has agreed to acquire Commercial Bancorp, a Wyoming corporation and parent of Farmers State Bank (“Commercial Bancorp”), continued to be in full force and effect. Pursuant to the transactions contemplated by a letter of intent, AtlasClear expects to acquire certain technology assets of Pacsquare Technologies, LLC (“Pacsquare”) after the Closing.

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, AtlasClear Stockholders received merger consideration (the “Merger Consideration Shares”) consisting of 4,440,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”). In addition, the AtlasClear Holdings Stockholders will receive up to 5,944,444 shares of Common Stock (the “Earn Out Shares”) upon certain milestones (based on the achievement of certain price targets of Common Stock following the Closing). In the event such milestones are not met within the first 18 months following the Closing, the Earn Out Shares will not be issued. Atlas FinTech will also receive up to $20 million of shares of Common Stock (“Software Products Earn Out Shares”), which will be issued to Atlas FinTech upon certain milestones based on the achievement of certain revenue targets of software products contributed to AtlasClear by Atlas FinTech and Atlas Financial Technologies Corp. following the Closing. The revenue targets will be measured yearly for five years following Closing, with no catch-up between the years.

In connection with the Closing, each share of Quantum’s common stock (“Quantum Common Stock” or “Public Shares”) that was outstanding and had not been redeemed was converted into one share of Common Stock. Each outstanding public warrant to purchase Quantum Common Stock became a warrant to purchase one-half of a share of Common Stock. Each outstanding warrant to purchase Quantum Common Stock initially issued in a private placement in connection with Quantum’s initial public offering became a warrant to purchase one share of Common Stock.

In connection with the stockholder vote to approve the Business Combination Agreement and the Business Combination, holders of an aggregate of 4,940,885 shares of Quantum Common Stock properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from the IPO, which was approximately $10.92 per share, or $53,947,064.28 in the aggregate. The remaining balance of the Trust Account immediately prior to the Closing of approximately $1.2 million was used to partially fund the Business Combination.

As a result of such redemptions, a total of 109,499 Public Shares remained outstanding at the Closing. After giving effect to the Business Combination, the redemption of the Public Shares described above, the separation of the former Quantum Units and the issuance of Merger Consideration Shares and the issuance of shares of Common Stock pursuant to Expense Settlements (described below), as of the Closing Date, there were 11,781,759 shares of Common Stock issued and outstanding.

In connection with the Closing, the Company instructed Continental Stock Transfer & Trust Company (“CST”), as escrow agent under the Stock Escrow Agreement, dated as of February 4, 2021 (the “Stock Escrow Agreement”), between Quantum and CST, to release from escrow 4,000,000 of the Founder Shares that were held in escrow pursuant to the terms of the Stock Escrow Agreement (consisting of 949,084 shares owned by Chardan Quantum, LLC and 3,050,916 shares owned by the Quantum Ventures LLC (the “Sponsor”)), as contemplated by the previously-disclosed amendment to the Stock Escrow Agreement entered into on October 31, 2023.

The Common Stock commenced trading on the NYSE American LLC (“NYSE”) under the symbol “ATCH” on February 12, 2024. AtlasClear Holdings’ warrants commenced trading on the over-the-counter market (the “OTC”) under the symbol “ATCH WS” on February 12, 2024.

A more detailed description of the Business Combination is included in the section entitled “Proposal No. 1 — The Business Combination Proposal” of the Proxy Statement/Prospectus and is incorporated by reference herein. Further, the foregoing summary description of the Business Combination Agreement, as amended, is qualified in its entirety by reference to the Business Combination Agreement, as amended, a copy of which is attached to this Report as Exhibits

2.1 and 2.1(a) through (g) and incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, you should rely on the information in this Report.

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Broker-Dealer Acquisition Agreement

Prior to the Closing, AtlasClear and the Company entered into two amendments to the Broker-Dealer Acquisition Agreement with Wilson-Davis and the then-owners of Wilson-Davis (the “Wilson-Davis Sellers”), Amendment No. 8 dated January 9, 2024 (“Amendment No. 8”) and Amendment No. 9 dated February 7, 2024 (“Amendment No. 9” and, together with Amendment No. 8, the “Amendments”). Among other things, the Amendments reduced the total purchase price payable under the Broker- Dealer Acquisition Agreement by $5 million and reduced the cash payable at the Wilson-Davis Closing as part of the purchase price to $8 million, with the balance of the purchase price paid in the form of convertible promissory notes issued by AtlasClear to the Wilson-Davis Sellers, as follows: (i) $5,000,000 in aggregate principal amount of notes due 90 days after the Closing Date (the “Short-Term Notes”) and (ii) $7,971,000 in aggregate principal amount of notes due 24 months after the Closing Date (the “Long-Term Notes” and, together with the Short-Term Notes, the “Seller Notes”). The Short-Term Notes accrue interest at a rate of 9% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day volume weighted average price of the Common Stock (“VWAP”) prior to payment (or, at the Company’s option, cash), and are convertible at the option of the holder at any time during the continuance of an event of default, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion. The Long-Term Notes accrue interest at a rate of 13% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, in cash), and are convertible at the option of the holder at any time commencing six months after the Closing Date, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion (or 85% if an event of default occurs and is continuing).

Pursuant to the terms of the Amendments, at the closing of the transactions contemplated by the Broker-Dealer Acquisition Agreement (the “Wilson-David Closing”) the Company entered into a parent guaranty and registration rights agreement with the Wilson-Davis Sellers (the “Wilson-Davis Guaranty and RRA”), pursuant to which the Company guaranteed the obligations of AtlasClear under the Notes. The Company also agreed (i) to file, within 30 days of the Closing Date, a registration statement with the SEC, registering the resale of the shares of Common Stock issuable upon conversion of the Notes and (ii) if necessary to allow any of the Notes to be converted into shares of Common Stock in accordance with the rules of the NYSE, to seek stockholder approval for the issuance of such shares, including by filing a proxy statement by no later than April 30, 2024.

Quantum Ventures LLC (the “Sponsor”) also entered into Amendment No. 9, for the limited purpose of agreeing to transfer certain Founder Shares owned by the Sponsor to the Wilson-Davis Sellers. The Sponsor agreed to transfer to the Wilson-Davis Sellers, at the Wilson-Davis Closing, Founder Shares having an aggregate value of $6 million, based on the VWAP of Quantum Common Stock for the five trading days immediately prior to the Wilson-Davis Closing, which resulted in the transfer of an aggregate of 885,010 Founder Shares at the Closing. From time to time prior to the six month anniversary of the Closing, the Sponsor may be required to transfer additional Founder Shares to the Wilson-Davis Sellers, as set forth in Amendment No. 9, provided that in no event will the Sponsor be required to transfer more than an aggregate of 2,500,000 Founder Shares (including the Founder Shares transferred at the Closing).

The foregoing summaries provide only a brief description of Amendment No. 8, Amendment No. 9 and the Wilson-Davis Guaranty and RRA. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 10.10(h), 10.10(i) and 10.11, respectively, and incorporated herein by reference.

Convertible Note Financing

On February 9, 2024, the Company and Quantum entered into a securities purchase agreement (the “Purchase Agreement”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), pursuant to which the Company sold and issued to Funicular, on that date, a secured convertible promissory note in the principal amount of $6,000,000 (the “Funicular Note”) for a purchase price of $6,000,000, in a private placement (the “Note Financing”). The proceeds raised in the Note Financing were used to pay a portion of the purchase price paid at Closing to the Wilson-Davis Sellers.

The Funicular Note has a stated maturity date of November 9, 2025. Interest accrues at a rate per annum equal to 12.5%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Funicular Note. In the event of an Event of Default (as defined in the Funicular Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 20% per annum. The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at an initial conversion price of $10.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment monthly to a price equal to the trailing five-day VWAP, subject to a floor of $2.00 per share (provided that if the Company sells stock at an effective price below $2.00 per share, such floor would be reduced to such effective price), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Company has the right to redeem the Funicular Note upon 30 days’ notice after the earlier of August 7, 2024 and the effectiveness of the Registration Statement (as defined in the Funicular Note), and Funicular would have the right to require the Company to redeem the Note in connection with a Change of Control (as defined in the Note), in each case for a price equal to 101% of the outstanding principal amount of the Note plus accrued and unpaid interest. The Funicular Note contains covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur additional liens and sell its assets or properties.

The Funicular Note is secured by a perfected security interest in substantially all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement, as defined below), including a pledge of all of the capital stock of each of the Grantors, subject to certain exceptions, as evidenced by (i) a security agreement, dated as of February 9, 2024 (the “Security Agreement”), entered into among the Company, each of the Company’s subsidiaries and Funicular, and (ii) a guaranty, dated as of February 9, 2024 (the “Guaranty”), executed by each of the Company’s subsidiaries pursuant to which each of them has agreed to guaranty the obligations of the Company under the Funicular Note and the other Loan Documents (as defined in the Funicular Note).

Pursuant to the Purchase Agreement, the Company agreed, among other things, that if the Funicular Note becomes convertible into a number of shares of Common Stock in excess of 19.9% of the Company’s total number of shares of Common Stock outstanding, to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Funicular Note in excess of that amount, in accordance with the rules of the NYSE American. Also pursuant to the Purchase Agreement, at the Closing the Sponsor transferred 600,000 Founder Shares and 600,000 private placement warrants to Funicular, which transfers terminated Quantum’s obligation to issue shares to Funicular pursuant to the terms of the non-redemption agreement, dated August 1, 2023, between Quantum and Funicular and previously disclosed in the Proxy Statement/Prospectus.

In connection with the Note Financing, on February 9, 2024, the Company entered into a registration rights agreement with Funicular (the “Funicular Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file with the U.S. Securities and Exchange Commission within 15 days after the Closing Date a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the Funicular Note (the “Funicular Registration Statement”), and the Company agreed to use its best efforts to have the Funicular Registration Statement declared effective as promptly as reasonably possible after the filing thereof, but in any event within 60 days of the Closing Date. If the registration statement is not filed within 30 days after the Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay to the Buyer an amount in cash equal to 5% of the original principal amount of the Note on a monthly basis until the applicable event giving rise to such payments is cured. The Funicular Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides Funicular with customary “piggyback” registration rights.

The foregoing summaries provide only a brief description of the Purchase Agreement, the Funicular Note, the Guaranty, the Security Agreement and the Funicular Registration Rights Agreement. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Expense Settlements

In connection with the Closing, the Company and Chardan Capital Markets LLC (“Chardan”) agreed that the fee, in the amount of $7,043,750, payable by Quantum to Chardan upon the Closing pursuant to the terms of the business combination marketing agreement entered into in connection with Quantum’s initial public offering, would be waived in exchange for the issuance by the Company to Chardan of a convertible promissory note in the aggregate principal amount of $4,150,000. Such note (the “Chardan Note”) was issued by the Company at the Closing.

The Chardan Note has a stated maturity date of February 9, 2028. Interest accrues at a rate per annum equal to 13%, and is payable quarterly on the first day of each calendar quarter. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company, be either paid in cash or, subject to the satisfaction of certain conditions, in shares of Common Stock, at a rate equal to 85% of the VWAP for the trading day immediately prior to the applicable interest payment date. The Chardan Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date. In addition, on each conversion date the Company is required to pay to Chardan in cash (or, at the Company’s option and subject to certain conditions, a combination of cash and Common Stock) all accrued interest on the Chardan Note and all interest that would otherwise accrue on the amount of the Note being converted if such converted amount would be held to three years after the applicable conversion date. Conversion of the Chardan Note, including the issuance of shares to pay interest thereon, is limited to the extent that such conversion would result in Chardan (together with its affiliates and any other persons acting as a group together with Chardan or its affiliates) beneficially owning in excess of 9.99% of the outstanding shares of Common Stock outstanding immediately prior to such conversion. The conversion price applicable to the Chardan Note is subject to adjustment is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Chardan Note is subject to a demand for immediate repayment in cash upon the occurrence of certain events of default specified therein.

Also on February 9, 2024, the Company entered into a registration rights agreement with Chardan (the “Chardan Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file with the U.S. Securities and Exchange Commission within 45 days after the Closing Date a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the Chardan Note and to use its reasonable best efforts to have such registration statement declared effective as soon as possible after filing. If the registration statement is not filed within 45 days after the Closing or is not effective within a specified period after the Closing (or if effectiveness is subsequently suspended or terminated for at least 15 days, subject to certain exceptions), then the interest rate of the Chardan Note will increase by 2% for each week that such event continues. The Chardan Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides Chardan with customary “piggyback” registration rights.

The foregoing summaries provide only a brief description of the Chardan Note and the Chardan Registration Rights Agreement. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 10.6 and 10.7, respectively, and incorporated herein by reference.

Also in connection with the Closing, the Company agreed to settle certain accrued expenses and other obligations to certain parties through the issuance of shares of Common Stock. Pursuant to such arrangements, the Company issued an aggregate of 2,201,010 shares of Common Stock in settlement of obligations in the aggregate amount of $5,448,933, including the issuance of 2,000,000 shares of Common Stock to Qvent, LLC, an affiliate of the Sponsor, in settlement of an aggregate of $4,633,833 advanced to Quantum through the Closing Date.

Indemnification Agreements

On the Closing Date, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The indemnification agreements provide that AtlasClear Holdings will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of AtlasClear Holdings, to the fullest extent permitted by Delaware law, the Amended and Restated Charter (as defined below) and the Amended and Restated Bylaws (as defined below).

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is filed as Exhibit 10.13 hereto and is incorporated herein by reference.

Assignment, Assumption and Amendment Agreement

On the Closing Date, Quantum, AtlasClear Holdings and CST entered into that certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amends that certain Warrant Agreement, dated as of February 4, 2021, by and between Quantum and CST (the “Existing Warrant Agreement”), to provide for the assignment by Quantum of all its rights, title and interest in the warrants of Quantum to AtlasClear Holdings. Pursuant to the New Warrant Agreement, all Quantum warrants under the Existing Warrant Agreement will no longer be exercisable for shares of Quantum Common Stock, but instead will be exercisable for shares of Common Stock.

The foregoing description of the New Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the New Warrant Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On November 6, 2023, Quantum held a special meeting of stockholders (the “special meeting”), at which the Quantum stockholders considered and voted in favor of, among other matters, a proposal to approve and adopt the Business Combination Agreement and the Business Combination. On February 9, 2024, the parties to the Business Combination Agreement consummated the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Report, including in the information that is incorporated by reference in this Report, may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Report may include, for example, statements about:

•	the Company’s ability to recognize the expected benefits of the Business Combination;

•	the ability to maintain the listing of the Common Stock and warrants on the NYSE following the Business Combination;

•	the Company’s financial and business performance following the Business Combination, including the Company’s financial projections and business metrics;

•	the Company’s market opportunity;

•	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	expectations regarding the time during which the Company will be an emerging growth company under the JOBS Act;

•	the expected U.S. federal income tax impact of the Business Combination;

•	the Company’s ability to retain or recruit officers, key employees and directors following the completion of the Business Combination;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	the future financial performance of the Company following the Business Combination, including AtlasClear’s financial projections and business metrics;

•	the contemplated acquisitions by AtlasClear of Commercial Bancorp and Pacsquare and the anticipated timing of such acquisitions;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties;

•	the Company’s future capital requirements and sources and uses of cash, including the Company’s ability to obtain additional capital in the future; and

•	other factors detailed under the section titled “Risk Factors” in the Proxy Statement/Prospectus and incorporated by reference herein.

The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this Report and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About the Target Companies” beginning on page 187 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 49 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described beginning on page 40 of the Proxy Statement/Prospectus under the heading “Summary of the Proxy Statement/Prospectus — Risk Factor Summary” and is incorporated by reference herein. There are no material changes to the Risk Factors section except for the additional risk factors set forth below.

A substantial number of shares of our Common Stock may be issued pursuant to the conversion terms of the Company’s convertible notes, which could cause the price of the Common Stock to decline.

Each of the Notes, the Funicular Note and the Chardan Note (collectively, the “Convertible Notes”) are convertible into shares of our Common Stock, at various conversion prices (which may be reduced under certain circumstances). The issuance of any of these shares will dilute our other equity holders, which could cause the price of our Common Stock to decline.

The requirement that we repay the Convertible Notes could adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted, we are required to repay principal amounts outstanding under the Convertible Notes, as well as interest thereon. These obligations could have important consequences on our business. In particular, they could:

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors.

No assurances can be given that we will be successful in making the required payments under the Convertible Notes. If we are unable to make the required cash payments, there could be a default under the Convertible Notes. In such event, or if a default otherwise occurs under the Convertible Notes, including as a result of our failure to comply with the financial or other covenants contained therein:

●	the interest rate payable under the Convertible Notes could be increased, and holders of the Convertible Notes could declare all outstanding principal and interest to be due and payable;

●	the holders of the Funicular Note could foreclose against our assets; and/or

●	we could be forced into bankruptcy or liquidation.

Restrictive covenants under the Convertible Notes could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

The Convertible Notes contain a number of affirmative and negative covenants regarding matters such as the payment of dividends, maintenance of our properties and assets, transactions with affiliates, and our ability to issue other indebtedness.

Our ability to comply with these covenants may be adversely affected by events beyond our control, and we cannot assure you that we can maintain compliance with these covenants. The financial covenants could limit our ability to make needed expenditures or otherwise conduct necessary or desirable business activities.

Financial Information

The unaudited condensed consolidated financial statements of Wilson-Davis as of September 30, 2023, and for the three months ended September 30, 2023 and 2022 will be provided by amendment to this Report.

The audited consolidated financial statements of Wilson-Davis as of June 30, 2023, and for the years ended June 30, 2023 and 2022, are included in the Proxy Statement/Prospectus beginning on page F-49 thereof and are incorporated by reference herein.

The unaudited pro forma condensed combined financial information of the Company will be provided by amendment to this Report.

The financial information in the section to be titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wilson- Davis” will be provided by amendment to this Report.

Properties

The Company maintains its principal executive offices at 4030 Henderson Blvd., Suite 712, Tampa, FL 33629.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of shares of Common Stock upon the Closing by:

•            each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•            the Company’s named executive officer and directors; and

•            all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of Common Stock subject to warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AtlasClear Holdings, Inc., 4030 Henderson Blvd., Suite 712, Tampa, FL 33629.

The percentage ownership of Common Stock is based on 11,781,759 shares of Common Stock outstanding immediately following the Closing, after giving effect to the redemption of the Public Shares described above, the separation of the former Quantum Units, the issuance of Merger Consideration Shares and the issuance of shares of Common Stock pursuant to Expense Settlements.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Shares of Common Stock
Quantum Ventures LLC(2)	1,569,139	13.3%
Chardan Quantum LLC(3)	949,084	8.1%
Directors and Executive Officers of AtlasClear Holdings:
Robert McBey	977,974	8.3%
Steven J. Carlson	59,844	*
Thomas J. Hammond	65,605	*
Richard Korhammer	48,700	*
Sandip I. Patel	120,410	1.0%
Craig Ridenhour	—	*
John Schaible	153,348	1.3%
James Tabacchi	—	—
Richard Barber	3,853	*
Ilya Bogdanov	—	—
All executive officers and directors as a group (10 individuals)	1,429,734	12.1%
Five Percent Holders:
Funicular Funds, LP(4)	2,471,800	19.96%
Dark Forest Capital Management LP(5)	1,348,563	13.4%

*        Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AtlasClear Holdings, Inc., 4030 Henderson Blvd., Suite 712, Tampa, FL 33629.
(2)	According to a Schedule 13G filed with the SEC on February 14, 2022, the shares reported above are held in the name of Quantum Ventures LLC. Messrs. Schaible and Patel are two of the three managers of Quantum Ventures LLC. Any action by Quantum Ventures LLC with respect to the Founder Shares held by it, including voting and dispositive decisions, requires a majority vote of the board of managers. Accordingly, under the so- called “rule of three,” because voting and dispositive decisions are made by a majority of Quantum Ventures LLC’s managers, none of the managers of Quantum Ventures LLC is deemed to be a beneficial owner of Quantum Ventures LLC’s securities, even those in which such manager holds a pecuniary interest. Accordingly, none of such individuals is deemed to have or share beneficial ownership of the Founder Shares held by Quantum Ventures LLC.

(3)	The business address of Chardan Quantum LLC is 17 State Street, New York, NY 10004.
(4)	According to a Schedule 13D and Schedule 13D/A, each filed with the SEC on February 10, 2023 by Funicular Funds, LP (the “Fund”) with respect to the shares beneficially owned and held by the Fund. The General Partner of the Fund is Cable Car Capital LLC (“Cable Car”). Jacob Ma-Weaver is the Managing Member of Cable Car and the ultimate individual responsible for directing the voting and disposition of shares held by the Fund. Cable Car, as the General Partner of the Fund, may be deemed the beneficial owner of all the shares owned by the Fund. Mr. Ma-Weaver, as the Managing Member of Cable Car, may be deemed the beneficial owner of all the shares owned by the Fund. The address for the Fund and Cable Car is 2261 Market Street #4307, San Francisco, CA 94114. The number of shares held by Funicular Funds, LP is reported as of February 6, 2023, as stated in the Schedule 13D/A. In addition, pursuant to the Purchase Agreement, at the Closing the Sponsor transferred 600,000 Founder Shares and 600,000 private placement warrants to the Fund.

(5)	According to a Schedule 13G filed with the SEC on November 8, 2021 by Dark Forest Capital Management LP, (the “Firm”), and Dark Forest Global Equity Master Fund LP (“Dark Forest Master”). The Firm and Dark Forest Master share voting and dispositive power with respect to all of the securities. The Firm, as the investment manager to Dark Forest Master, may be deemed to beneficially own these securities. Jacob Kline is the managing member of the general partner of the Firm and exercises investment discretion with respect to these securities. The address for the Firm and Dark Forest Master is 151 West Avenue, Darien, Connecticut 06820. The number of shares held by Firm and Dark Forest Master is reported as of October 28, 2021, as stated in the Schedule 13G, which does not reflect any redemption of shares by Quantum in connection with the Extension Amendment, Second Extension Amendment or any other transactions after October 28, 2021.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination” beginning on page 214 thereof and that information is incorporated herein by reference.

Board Composition

Upon the Closing, the size of the Board was increased from two members to seven members. Pursuant to the approval of the Quantum stockholders at the special meeting, the following persons constitute the Board effective upon the Closing: Robert McBey, Steven J. Carlson, Thomas J. Hammond, Sandip I. Patel, Craig Ridenhour, John Schaible and James Tabacchi. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination” beginning on page 214 thereof, which information is incorporated herein by reference.

Director Independence

Upon the Closing, the Board determined, based on information provided by each director concerning his background, employment and affiliations, that Steven J. Carlson, Thomas J. Hammond, Sandip I. Patel and James Tabacchi, representing four of the Company’s seven directors, do not have material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NYSE listing standards and the rules of the SEC relating to director independence requirements. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s securities by non-employee directors and the transactions described below under the heading “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The Board appointed Steven J. Carlson, Sandip I. Patel and James Tabacchi to serve on the audit committee, with Mr. Patel serving as the chair. The Board also determined that Mr. Carlson qualifies as an “audit committee financial expert” within the meaning of the SEC regulations. The Board appointed Steven J. Carlson, Thomas J. Hammond and James Tabacchi to serve on the compensation committee, with Mr. Carlson serving as chair. The Board appointed Steven J. Carlson, Thomas J. Hammond and Sandip I. Patel to serve on the nominating and corporate governance committee, with Mr. Patel serving as chair.

Executive Officers

Effective as of the Closing, the Board appointed Robert McBey, Richard Barber, John Schaible, Craig Ridenhour and Ilya Bogdanov to serve as Chief Executive Officer, Chief Financial Officer, Chief Strategy Officer, Chief Business Development Officer and Chief Technology Officer, respectively. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination” beginning on page 214 thereof, which information is incorporated herein by reference.

Executive Compensation

The compensation of the Company’s named executive officer is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 220 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more officers serving on the Board.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the sections entitled “Certain Relationships and Related Party Transactions” beginning on page 221 thereof and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About the Target Companies — Legal Proceedings” beginning on page 200 thereof, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Prior to the Closing, the Quantum Common Stock and Quantum Units were listed on the NYSE under the symbols “QFTA,” and “QFTA.U,” respectively, and the Quantum Warrants traded on the OTC under the symbol “QFTAW”. Upon the Closing, the Common Stock was listed on the NYSE under the symbol “ATCH” and the AtlasClear Warrants trade on the OTC under the symbol “ATCHW”. All outstanding Quantum Units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from the NYSE.

Dividends

The Company has not paid any cash dividends on shares of its common stock to date. The Company currently intends to retain any future earnings and does not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the Board, subject to applicable laws, and will depend on a number of factors, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that the Board may deem relevant.

Holders of Record

Following the Closing, including the redemption of the Public Shares described above and the separation of the former Quantum Units, there were 61 holders of record of Common Stock and 4 holders of record of warrants. Such numbers do not include beneficial owners holding the Company’s securities through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plan

Reference is made to the disclosure regarding the AtlasClear Holdings 2023 Equity Incentive Plan (which has been renamed the AtlasClear 2024 Equity Incentive Plan (the “2024 Incentive Plan”)), which is set forth under the heading “2024 Incentive Plan” in Item 5.02 of this Report, and which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report regarding the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of  Securities” beginning on page 228 thereof and that information is incorporated herein by reference. As described below in Item 5.03 of this Report, the Amended and Restated Charter and Amended and Restated Bylaws became effective as of the Closing.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of Securities — Anti-Takeover Effects of Provisions of the Proposed Charter, the Proposed Bylaws and Delaware Law — Limitation on Liability and Indemnification of Directors and Officers” beginning on page 234 thereof, which information is incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Amendments to Broker-Dealer Acquisition Agreement,” “Convertible Note Financing” and “Expense Settlements” in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” and Item 2.01 above with respect to the issuance of Merger Consideration Shares and the potential issuance of Earnout Shares based on the achievement of trading price targets and of Software Products Earn Out Shares upon achievement of certain revenue targets following the Closing and subject to the terms provided in the Business Combination Agreement, and under the headings “Amendments to Broker-Dealer Acquisition Agreement,” “Convertible Note Financing” and “Expense Settlements” in Item 1.01 of this Report is incorporated by reference herein.

An aggregate of 4,440,000 shares of Closing Merger Consideration issued in connection with the Closing, an aggregate of 5,944,444 Earnout Shares, if such Earnout Shares become issuable following the Closing pursuant to the terms of the Business Combination Agreement will be issued to the AtlasClear stockholders, and up to $20 million of Software Products Earn Out Shares will be issued to Atlas FinTech, in each case, in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

The Amendments, Funicular Notes, Note Financing, Chardan Note and the settlement of certain accrued expenses and other obligations to certain parties through the issuance of an aggregate of 2,201,010 shares of Common Stock were issued in reliance upon Section 4(a)(2) of the Securities Act, in a transaction not requiring registration under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Report under the headings “Directors and Executive Officers,” and “Executive Compensation” is incorporated herein by reference.

2024 Incentive Plan

As previously disclosed, at the special meeting, the Quantum stockholders considered and approved the 2023 Incentive Plan. The 2023 Incentive Plan was previously approved, subject to stockholder approval, by Quantum’s board of directors. The 2023 Incentive Plan, renamed the 2024 Incentive Plan, became effective immediately upon the Closing.

Following the Closing, a total of 1,178,176 shares of Common Stock were reserved for issuance under the terms of the 2024 Incentive Plan, which equaled 10% of the total number of shares of Common Stock issued and outstanding immediately following the Closing. A summary of the other material terms of the 2024 Incentive Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 3 — The Incentive Plan Proposal” beginning on page 145 thereof, which is incorporated herein by reference. The foregoing description of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, which is attached to this Report as Exhibit 10.12 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company amended and restated its certificate of incorporation (as amended and restated, the “Amended and Restated Charter”), which became effective upon filing with the Secretary of State of the State of Delaware on the Closing Date and included the amendments proposed by “Proposals Nos. 2A through 2G — The Advisory Charter Proposals”, and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective immediately prior to the Closing.

Copies of the Amended and Restated Charter and Amended and Restated Bylaws are attached to this Report as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

The material terms of the Amended and Restated Charter and the Amended and Restated Bylaws, and the general effect upon the rights of holders of the Company’s capital stock, are described in the sections of the Proxy Statement/Prospectus titled “Proposal Nos. 2A through 2G — The Advisory Charter Proposals”, “Description of Securities” and “Comparison of Stockholders’ Rights” beginning on pages 141, 228 and 236, respectively, thereof, which information is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, in connection with the Closing, the Board adopted a new code of business conduct and ethics applicable to all of the Company’s directors, officers and employees. A copy of the code of business conduct and ethics is available on the investor relations portion of the Company’s website at www.atlasclear.com. The foregoing description of the code of business conduct and ethics does not purport to be complete and is qualified in its entirety by the full text of the code of business conduct and ethics, a copy of which is attached to this Report as Exhibit 14.1 and incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 92 thereof, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 12, 2024, the Company issued a press release announcing, among other things, the Closing. The press release is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01 in this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The unaudited condensed consolidated financial statements of Wilson-Davis as of September 30, 2023, and for the three months ended September 30, 2023 and 2022, are set forth in Exhibit 99.1 attached hereto and are incorporated by reference herein.

The audited consolidated financial statements of Wilson-Davis as of June 30, 2023, and for the years ended June 30, 2023 and 2022, are included in the Proxy Statement/Prospectus beginning on page F-49 thereof and are incorporated by reference herein.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2023, and for the year ended December 31, 2022, and the nine months ended September 30, 2023 will be provided in an amendment to this Report.

(d)	Exhibits.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of November 16, 2022, by and among Quantum FinTech Acquisition Corporation, Calculator New Pubco, Inc., Calculator Merger Sub 1, Inc., Calculator Merger Sub 2, Inc., AtlasClear, Inc., Atlas FinTech Holdings Corp. and Robert McBey (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on November 17, 2022).

2.1(a)	Amendment No. 1 to Business Combination Agreement, dated as of April 28, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on May 2, 2023).

2.1(b)	Amendment No. 2 to Business Combination Agreement, dated as of August 8, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on August 10, 2023).

2.1(c)	Business Combination Agreement Waiver, dated as of October 19, 2023 by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on October 20, 2023).

2.1(d)	Amendment No. 3 to Business Combination Agreement, dated as of November 6, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on November 6, 2023).

2.1(e)	Amendment No. 4 to Business Combination Agreement, dated as of November 22, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on November 24, 2023).

2.1(f)	Amendment No. 5 to Business Combination Agreement, dated as of December 14, 2023, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (incorporated by reference to Exhibit 2.1 to Quantum’s Current Report on Form 8-K (File No. 001-40009), filed with the SEC on December 15, 2023).

2.1(g)	Amendment No. 6 to Business Combination Agreement, dated as of January 8, 2024, by and between Quantum FinTech Acquisition Corporation and AtlasClear, Inc. (File No. 001-40009), filed with the SEC on January 9, 2024).

3.1*	Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.).

3.2*	Amended and Restated By-Laws of AtlasClear Holdings, Inc.

4.1*	Assignment, Assumption and Amendment Agreement, dated as of February 9, 2024, by and among Quantum FinTech Acquisition Corporation, Calculator New Pubco, Inc. and Continental Stock Transfer & Trust Company.

10.1*†	Securities Purchase Agreement, dated as of February 9, 2024, among Quantum FinTech Acquisition Corporation, AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) and Funicular Funds, LP.

10.2*†	Secured Convertible Promissory Note, dated as of February 9, 2024, between AtlasClear Holdings, Inc. and Funicular Funds, LP, in favor of Funicular Funds, LP.

10.3*	Guaranty, dated as of February 9, 2024, by and among the Guarantors identified on the signature page thereto and each other Person that becomes a party hereto pursuant to Section 19, for the benefit of Funicular Funds, LP.

10.4*†	Security Agreement, dated as of February 9, 2024, by and among AtlasClear Holdings, Inc. and each other Grantor from time to time party thereto and Funicular Funds, LP.

10.5*	Registration Rights Agreement, dated as of February 9, 2024, by and among AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) and Funicular Funds, LP.

10.6*	Convertible Promissory Note, dated as of February 9, 2024, in favor of Chardan Capital Markets, LLC.

10.7*	Registration Rights Agreement, dated as of February 9, 2024, by and between AtlasClear Holdings, Inc. and Chardan Capital Markets, LLC.

10.8	Agreement and Plan of Merger, dated November 16, 2022, by and among AtlasClear, Inc. and Commercial Bancorp and, with respect to Section 6.16 only, AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) (incorporated by reference to Exhibit 10.3 to Quantum’s Current Report on Form 8-K, filed on November 17, 2022).

10.9*	Assignment and Assumption Agreement and Bill of Sale, dated November 16, 2022, by and among AtlasClear, Atlas FinTech, and Atlas Financial Technologies, Corp.

10.10*	Stock Purchase Agreement, dated April 15, 2022, by and among Wilson-Davis & Co., Inc., all of its Stockholders and AtlasClear, Inc. (inadvertently identified as “Atlas Clear Corp.” in the Stock Purchase Agreement).

10.10(a)*	Amendment to Stock Purchase Agreement, dated as of June 15, 2022, by and among Wilson-Davis & Co., Inc., the individuals and entities listed in Exhibit A thereto, and AtlasClear, Inc.

10.10(b)*	Amendment No. 2 to Stock Purchase Agreement, dated as of November 15, 2022, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(c)*	Amendment No. 3 to Stock Purchase Agreement, dated as of May 30, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(d)*	Amendment No. 4 to Stock Purchase Agreement, dated as of August 8, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(e)*	Amendment No. 5 to Stock Purchase Agreement, dated as of November 6, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(f)*	Amendment No. 6 to Stock Purchase Agreement, dated as of November 22, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(g)*	Amendment No. 7 to Stock Purchase Agreement, dated as of December 14, 2023, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(h)*†	Amendment No. 8 to Stock Purchase Agreement, dated as of January 9, 2024, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.10(i)*	Amendment No. 9 to Stock Purchase Agreement, dated as of February 7, 2024, by and among Wilson-Davis & Co. Inc., the individuals and entities listed in Exhibit A thereto and AtlasClear, Inc.

10.11*	Parent Guaranty and Registration Rights Agreement, dated as of January 9, 2024, by and among AtlasClear Holdings, Inc. and the persons listed on the signature pages thereto.

10.12#*	AtlasClear Holdings, Inc. 2024 Equity Incentive Plan.

10.13#*	Form of Indemnification Agreement.

14.1*	AtlasClear Holdings, Inc. Code of Business Conduct and Ethics.

21.1*	List of Subsidiaries.

99.1*	Press release, dated February 12, 2024.

* Filed herewith.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: February 15, 2024	/s/ Robert McBey
Name: Robert McBey
Title: Chief Executive Officer